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                                                                    EXHIBIT 21.1

BORGWARNER INC. (Parent)

NAME OF SUBSIDIARY
BorgWarner TorqTransfer Systems Inc.
     BorgWarner Powdered Metals Inc.
     BorgWarner South Asia Inc.
          Divgi-Warner PVT Limited
          Huazhong (Automotive) Transmission Company, Ltd.
          Borg-Warner Shenglong (Ningbo) Co. Ltd.
          BorgWarner TorqTransfer Systems Korea Inc.
     BorgWarner TorqTransfer Systems Beijing Co. Ltd.
     BorgWarner Diversified Transmission Products Inc.
BorgWarner Air/Fluid Systems Inc.
     BorgWarner Air/Fluid Systems of Michigan Inc.
     BorgWarner Air/Fluid Systems Holding Inc.
BorgWarner Cooling Systems Inc.
     BorgWarner Cooling Systems of Michigan Inc.
     BorgWarner Cooling Systems (India) Private Limited
BorgWarner Morse TEC Inc.
     BorgWarner Canada Inc.
     BorgWarner Japan Inc.
          BorgWarner Morse TEC Japan K.K.
     BorgWarner Automotive Taiwan Co., Ltd.
     BorgWarner Morse TEC Mexico S.A. de C.V.
     BorgWarner Morse TEC Murugappa Pvt. Ltd.
     BorgWarner Morse TEC Korea Ltd.
BorgWarner Transmission Systems Inc.
     BorgWarner NW Inc.
          BorgWarner Transmission Systems Korea, Inc.
          NSK-Warner K.K.
     Lapeer Warner, LLC
     BorgWarner Europe Inc.
          BorgWarner Holding Inc.
            BW Holding Ltd.
             BorgWarner Europe GmbH
                BorgWarner Holdings Ltd.
                 BorgWarner Limited
                    Kysor Industries S.A.
                    Kysor Europe Limited
                Morse TEC Europe S.r.l.
                BorgWarner Germany GmbH
                  BorgWarner Cooling Systems GmbH
                  BorgWarner Transmission Systems Arnstadt GmbH
                  BorgWarner Transmission Systems GmbH
                    BorgWarner Vertriebs und Verwaltungs GmbH
                     BorgWarner Turbo Systems Worldwide Headquarters GmbH
                           3K Warner Turbosystems GmbH
                              BorgWarner France S.A.S.
                                 BorgWarner Air/Fluid Systems Tulle S.A.S.
                              3K-Warner Turbosystems do Brasil Ltda.
                              TSA Turbochargers of South Africa Pty. Ltd.
                              KKK Societa Italiana Turbocompressori S.r.l.
                           BorgWarner Turbo Systems Alkatreszgyarto Kft. Hitachi Warner Turbo Systems Ltd.
                           Turbo Energy Ltd.
     Creon Insurance Agency Limited
          Creon Trustees Limited
     Kuhlman Corporation
          BWA Turbo Systems Holding Corporation
             BorgWarner Turbo Systems Inc.
                BorgWarner Cooling Systems Korea, Inc.
                BorgWarner Automotive Brasil, Ltda.
                Kysor DO BRASIL LTDA.
     Kuhlman Plastics of Canada, Ltd.
     Spring Products Corporation